     As filed with the Securities and Exchange Commission on July 7, 2000
                                                          Registration No.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                             MICROSOFT CORPORATION
            (Exact name of registrant as specified in its charter)

                                ---------------

         Washington                                 91-1144442
(State or other jurisdiction of                    (IRS Employer
 ncorporationior organization)                  Identification No.)

                               One Microsoft Way
                        Redmond, Washington 98052-6399
                                (425) 882-8080
                  (Address, including zip code, and telephone
             number including area code, of registrant's principal
                               executive office)

                                ---------------

                              Robert A. Eshelman
                Deputy General Counsel, Finance and Operations
                               One Microsoft Way
                        Redmond, Washington 98052-6399
                                (425) 882-8080
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)

                       Copies of all communications to:
                                Richard B. Dodd
                                Maja D. Chaffe
                               Russell L. Cooper
                           Preston Gates & Ellis LLP
                         701 Fifth Avenue, Suite 5000
                        Seattle, Washington 98104-7078

                                ---------------

  Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the Selling Shareholders shall determine.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                       CALCULATION OF REGISTRATION FEE*

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
                                                               Proposed
                                                 Proposed       maximum
                                                 maximum       aggregate    Amount of
     Title of each class        Amount to be  offering price   offering    registration
of securities to be registered   registered     per share*      price*         fee*
---------------------------------------------------------------------------------------
Common Shares par value
 $.0000125....................  37,530 shares     $78.53     $2,947,227.81   $778.08

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
* Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on June 30, 2000, as reported on the Nasdaq National Market.

                The Index to Exhibits is located at Page II-5.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                              [LOGO OF MICROSOFT]

                                 37,530 Shares

                                 Common Stock

                               ----------------

  This prospectus is part of a registration statement that covers 37,530 shares of common stock of Microsoft. These shares may be offered and sold from time to time by certain of our shareholders (the "selling shareholders"). We will not receive any of the proceeds from the sale of the common shares. We will bear the costs relating to the registration of the common shares, which we estimate to be $17,778.08.

  The common shares are traded on the Nasdaq Stock Market under the symbol MSFT. The average of the high and low prices of the common shares as reported on the Nasdaq Stock Market on June 30, 2000 was $78.35 per common share.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

                  The date of this prospectus is July , 2000.

                               TABLE OF CONTENTS

The Company.................................................................   3

Risk Factors ...............................................................   4

Use of Proceeds ............................................................   7

Selling Shareholders and Plan of Distribution ..............................   7

Legal Matters ..............................................................   8

Experts ....................................................................   8

Where You Can Find More Information.........................................   8

  You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

  The shares of common stock are not being offered in any jurisdiction where the offer is not permitted.

  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

                                  THE COMPANY

  Microsoft Corporation was founded as a partnership in 1975 and incorporated in 1981. Microsoft develops, manufactures, licenses, sells, and supports a wide range of software products, including:

  . operating system software (for example, Microsoft Windows 98, Windows
    2000, and Windows CE) designed for personal computers, servers, handheld personal computers and other information devices;

  . server applications software (for example, Microsoft Exchange Server and Microsoft SQL Server) designed for client/server environments;

  . business and consumer applications software (for example, Microsoft Word;
    Microsoft Excel and Microsoft Outlook);

  . software development tools; and

  . Internet and intranet software and technologies.

  Microsoft's efforts also include:

  . development of entertainment and information software programs;

  . development of the MSN(TM) network of Internet products and services;

  . alliances with companies involved with the creation and delivery of digital information;

  . sales of personal computer devices such as the Microsoft Mouse and the Microsoft Natural Keyboard;

  . publication of software-related books; and

  . research and development of advanced technologies for future software products.

  Microsoft's business strategy is to develop a broad line of software products for business and personal use, and to distribute these products through diverse channels, including distributors, resellers, system integrators, retail stores, and preinstalled on new computer hardware.

  Microsoft is organized as a Washington corporation with its principal executive offices located at One Microsoft Way, Redmond, Washington 98052-6399. Our telephone number is (425) 882-8080 and our electronic mail address is msft@microsoft.com.

                                 RISK FACTORS

  An investment in our common stock involves a high degree of risk. You should consider the following factors carefully before deciding to purchase shares of our common stock. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Our current position in the market for computer software is continuously threatened because this market is intensely competitive and technology is constantly changing.

  Microsoft is the leading producer of software for personal computers, PCs, in the world. Nonetheless, rapid change, uncertainty due to new and emerging technologies, and fierce competition characterize the PC software industry, which means that our market position is always at risk. Our ability to maintain our current market share may depend upon our ability to satisfy customer requirements, enhance existing products, develop and introduce new products and achieve market acceptance of such products. This process is challenging since the pace of change continues to accelerate, including "open source" software, new computing devices, new microprocessor architectures, the Internet, and Web-based computing models. If we do not successfully identify new product opportunities and develop and bring new products to market in a timely and cost-efficient manner, our business growth will suffer and demand for our products will decrease.

  Further, the PC software industry is inherently complex. New products and product enhancements can require long development and testing periods. Significant delays in new product releases or significant problems in creating new products could damage our business.

  The competition in the PC software industry is intense and may have multiple effects. For example, competing companies and systems may gain market share, which could have the effect of directly or indirectly reducing our existing market share. In addition, competitors, working with new technology, may arrive at a technology that creates a new market altogether and renders our product offerings obsolete. We expect that the overall number of competitors providing niche products that compete with ours will increase due to the market's attractive growth.

  While we work closely with computer manufacturers and developers, other companies promote their platforms and technologies against our products and existing industry standards. These operating systems, platforms, and products may gain popularity with customers, computer manufacturers, and developers, reducing our future revenues. For example, we are engaged in intense competition with companies that develop and support operating systems such as the open source Linux operating system and Unix operating systems for many business installations. These competitors include Caldera Systems, Inc., Red Hat, Inc., IBM and Sun Microsystems, Inc. This increased level of competition may result in price reductions, lower-than-expected gross margins or our inability to maintain our market share, any of which may result in a loss of revenue and cause our business to suffer.

Because of increasing competition in the PC industry, we may experience reduced product sales and lower revenue growth.

  The nature of the PC market is changing in ways that may reduce our software sales and our revenue growth. We earn a portion of our revenue by licensing our software to PC manufacturers, who install Microsoft applications during production and sell PCs to consumers that are fully operational at the time of purchaser. Recently, manufacturers have sought to reach more consumers by developing and producing lower cost PCs--PCs that come without pre-installed software or contain software with reduced functionality to keep prices down.

  In addition to the influx of low-cost PCs, a market for hand-held computing and communication devices, like hand-held computers and wireless communication devices that have the ability to communicate with the Internet, has developed.

  While these devices are not as powerful or versatile as PCs, they threaten to erode sales growth in the market for PCs with pre-installed software. This may affect our revenue growth because manufacturers may choose not to install Microsoft software in these low-cost PCs or consumers may purchase alternative devices that do not utilize Microsoft software. These lower-priced devices require us to provide lower-priced software with a subset of the original functionality. As a result, we will experience slower revenue growth from the sale of software produced for these devices than from the sale of software for traditional PCs.

  In addition, in response to present and future anticipated competitive pressures in our industry, we are providing alternative distribution of our products at a cost lower than if the customer were to purchase the individual products in a shrink wrapped box at a traditional retail, mail order or online store. For instance, we offer suites of software products like the Microsoft Office suite, which is a collection of standalone products such as Excel, Word, Outlook and PowerPoint. By packaging the products as a suite, we offer the customers the opportunity to purchase a license to use a collection of products for less cost than purchasing each of the individually-licensed products in standard boxes from a retail, mail order or online store. Additionally, we are offering products through alternative distribution channels than the standard individually shrink wrapped boxes sold through traditional retail vendors. These channels include:

  . Licensing agreements--customers may purchase multiple-user licenses for a suite of products for a lower cost than paying for each license separately

  . Subscriptions--customers may enter into an annual gold license, which entitles them to automatic upgrades and replacement products for a lower cost than acquiring upgrades and replacement products on an individual basis

  . Downloads over the Internet--customers are able to download service releases and upgrades as well as other products directly from the Internet

  As a result of responding to competitive pressures in the marketplace by offering products through alternative distribution methods, we may experience slower revenue growth.

Prices of our products could decrease, which would reduce our net income.

  The competitive factors described above may require us to lower product prices to meet competition. Since our cost of revenue is already very low, price reductions would reduce our net income.

Developing software is expensive, and the investment in product development often involves a long payback cycle.

  Our continued success depends in part on our continued ability to create more versatile software products faster than our competitors. We plan to continue significant investments in software research and development. We also expend significant resources on researching and developing new technologies such as voice recognition and ClearType software, a software that provides improved font sharpness and text display on color LCD screens allowing for better on-screen reading comparable to reading on paper. We are also making significant investments in strategic relationships with third parties, and in online products and services such as MSN, CarPoint, and HomeAdvisor, where we have the opportunity to establish leadership in new businesses. We anticipate these investments in research and development will increase over historical spending levels without corresponding growth in revenues in the near future. We cannot assure that significant revenue from these product opportunities will be achieved for a number of years, if at all.

Our profit margins internationally may be threatened by factors in other countries that are outside of our control and force down the price of our software relative to our costs.

We develop and sell our products throughout the world. The prices of our products in countries outside of the United States are generally higher than our prices in the United States because of the costs incurred in localizing software for non-U.S. markets and the costs of producing and selling our products in these countries are also higher. Pressures to globalize our pricing structure might require that we reduce the sales price of our software in other countries, even though the costs of the software continue to be higher than in the United States. This would reduce our margins and result in overall declines in our revenue growth.

  Negative changes in the following factors, among others, could also have an impact on our business and results of operations outside of the United States:

  . software "piracy" trade protection laws, policies and measures and other regulatory requirements affecting trade and investment;

  . unexpected changes in regulatory requirements for software;

  . social, political, labor or economic conditions in a specific country or region;

  . difficulties in staffing and managing foreign operations; and

  . potential adverse foreign tax consequences.

Our intellectual property rights may be difficult to protect.

  We diligently defend our intellectual property rights, but unlicensed copying of software represents a loss of revenue. While this adversely affects U.S. revenue, revenue loss is even more significant outside of the U.S., particularly in countries where laws are less protective of intellectual property rights. Throughout the world, we actively educate consumers on the benefits of licensing genuine products and educate lawmakers on the advantages of a business climate where intellectual property rights are protected. However, continued efforts may not affect revenue positively.

We cannot predict the outcome or impact of antitrust claims by the U.S. and several states.

  We are a defendant in a lawsuit filed by the Antitrust Division of the U.S. Department of Justice and a group of several state attorneys general alleging violations of the Sherman Act and various state antitrust laws. After the trial, the District Court entered the Findings of Fact and Conclusions of Law stating that we had violated sections of the Sherman Act and various state antitrust laws. A Judgment was entered on June 7, 2000 ordering, among other things, the breakup of Microsoft into two companies. In addition, the Judgment, if not stayed or modified, would impose severe product design and business conduct restrictions. We filed a motion with the District Court on June 7, 2000 seeking to stay all provisions of the Judgment pending appeal and, on June 13, 2000, we filed an appeal of the Judgment and a motion in the Court of Appeals to stay or suspend the conduct restrictions pending appeal. On June 20, 2000, the District Court entered an order staying the Judgment of June 7, 2000 in its entirety until the appeal therefrom is heard and decided, unless the stay is earlier vacated by an appellate court. Although we believe we will obtain ultimate relief from the Judgment, we can not predict with certainty when or the extent to which such relief will be obtained. The failure to obtain sufficient relief through the appeal could have a material adverse effect on the value of Microsoft's common stock and/or the stock of the two resulting companies if the divestiture is finally approved. For more information concerning this litigation, particularly the current status of the litigation which is changing very rapidly, you are encouraged to review our other SEC filings, which are incorporated below under "Where You Can Find More Information" and copies of orders, motions, briefs and other court filings that are available at the following websites: www.microsoft.com/presspass/trial/default.asp, www.usdoj.gov/atr/cases/ms index.htm, and www.dcd.uscourts.gov/microsoft-all.html.

We may not be able to maintain our present revenue growth rate or operating margins.

  Our revenue growth rate in 2000 may not approach the level attained in prior years. Operating expenses are expected to increase from historical levels. Because of the fixed nature of a significant portion of such expenses, coupled with the possibility of slower revenue growth, operating margins may decrease from historical levels.

                                USE OF PROCEEDS

  All net proceeds from the sale of the common shares covered by this prospectus will go to the selling shareholders who offer and sell their shares. We will not receive any proceeds from the sale of the common shares by the selling shareholders.

                 SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

  All of the common shares registered for sale under this prospectus will be owned prior to the offer and sale of such shares by all of the former shareholders of NetGames USA, Inc. (the "selling shareholders").

  All of the shares offered by the selling shareholders were acquired in connection with the acquisition of substantially all of the assets of NetGames USA, Inc., a Kansas corporation (the "acquisition"). Under the terms of the acquisition, Microsoft agreed to register the common shares received by the selling shareholders in connection with the acquisition. The shares held by the selling shareholders do not exceed one percent (1%) of Microsoft's outstanding capitalization. In the past three years, none of the selling shareholders has had a material relationship with Microsoft, except that certain selling shareholders have become non-officer employees of Microsoft after the acquisition.

  We are registering the common shares covered by this prospectus for the selling shareholders. As used in this prospectus, "selling shareholders" includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interests. We will pay the costs and fees of registering the common shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common shares.

  The selling shareholders may sell the common shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the selling shareholders may sell some or all of their common shares through:

  . a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;

  . purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer for its account; or

  . ordinary brokerage transactions and transactions in which a broker solicits purchasers.

  When selling the common shares, the selling shareholders may enter into hedging transactions. For example, the selling shareholders may:

  . enter into transactions involving short sales of the common shares by broker-dealers;

  . sell common shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

  . enter into option or other types of transactions that require the selling shareholder to deliver common shares to a broker-dealer or other person, who will then resell or transfer the common shares under this prospectus; or

  . loan or pledge the common shares to a broker-dealer or other person, who may sell the loaned shares or, in the event of default, sell the pledged shares.

  The selling shareholders may negotiate and pay broker-dealers or other persons commissions, discounts or concessions for their services. Broker-dealers or other persons engaged by the selling shareholders may allow other broker-dealers or other persons to participate in resales. However, the selling shareholders and any broker-dealers or such other persons involved in the sale or resale of the common shares may qualify as "underwriters" within the meaning of the Section 2(a)(11) of the Securities Act of 1933 (the "1933 Act"). In addition, the broker-dealers' or their affiliates' commissions, discounts or concession may qualify as underwriters' compensation under the 1933 Act. If the selling shareholders qualify as "underwriters," they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the 1933 Act.

  In addition to selling their common shares under this prospectus, the selling shareholders may:

  . agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common shares, including liabilities arising under the 1933 Act;

  . transfer their common shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

  . sell their common shares under Rule 144 of the 1933 Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

  We have agreed to indemnify the selling shareholders against liabilities arising in connection with this offering, including liabilities under the 1933 Act, or to contribute to payments that the selling shareholders may be required to make in that respect.

  Additional information related to the selling shareholders and the plan of distribution may be provided in one or more supplemental prospectuses.

                                 LEGAL MATTERS

  For purposes of this offering, Preston Gates & Ellis LLP, Seattle, Washington, is giving its opinion on the validity of the common shares. As of the date of this prospectus, attorneys in Preston Gates & Ellis LLP who have worked on substantive matters for Microsoft own fewer than 1,000,000 common shares.

                                    EXPERTS

  The consolidated financial statements of Microsoft for each of the three years in the period ended June 30, 1999, incorporated by reference in this Prospectus from Microsoft's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  . Government Filings. We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document that we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at www.sec.gov. Most of our SEC filings are also available to you free of charge at our web site at www.microsoft.com/MSFT.

  . Stock Market. The common shares are traded as "National Market
    Securities" on the Nasdaq National Market. Material filed by Microsoft can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

  . Information Incorporated by Reference. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.

  We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed:

  1. Microsoft's Current Report on Form 8-K dated June 16, 2000.

  2. Microsoft's Annual Report on Form 10-K, which includes various pages from its Annual Report to Shareholders, for the year ended June 30, 1999.

  3. Microsoft's Quarterly Report on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999, and March 31, 2000.

  4. Microsoft's Current Report on Form 8-K dated July 19, 1999.

  5. Microsoft's Proxy Statement dated September 28, 1999.

  6. The description of the common stock of Microsoft, which is contained in the registration statement of Microsoft filed on Form S-3, dated December 13, 1996.

  You may request free copies of these filings by writing or telephoning us at the following address:

              Investor Relations Department
              Microsoft Corporation
              One Microsoft Way
              Redmond, Washington 98052-6399
              (425) 882-8080
              email: msft@microsoft.com

  You may also review and/or download free copies of items 2, 3 and 5 at our website at www.microsoft.com/MSFT.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

  The expenses relating to the registration of Shares will be borne by the registrant. Such expenses are estimated to be as follows:

   Registration fee--Securities and Exchange Commission............. $   778.08
   Accountants' fees................................................   5,000.00
   Legal fees.......................................................  10,000.00
   Miscellaneous....................................................   2,000.00
                                                                     ----------
   Total............................................................ $17,778.08
                                                                     ==========

Item 15. Indemnification of Directors and Officers.

  Article XII of the Restated Articles of Incorporation of Microsoft authorizes Microsoft to indemnify any present or former director or officer to the fullest extent not prohibited by the WBCA, public policy or other applicable law. Chapter 23B.8.510 and .570 of the WBCA authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

  The directors and officers of Microsoft are entitled to indemnification by each of the Selling Shareholders against any cause of action, loss, claim, damage, or liability to the extent it arises out of or is based upon the failure of any Selling Shareholder (or his donees, legatees, or pledgees) and each underwriter to comply with the Prospectus delivery requirements under the federal securities laws or any applicable state securities laws or upon any untrue statement or alleged untrue statement or omission or alleged omission made in this Registration Statement and the Prospectus contained herein, as the same shall be amended or supplemented, made in reliance upon or in conformity with written information furnished to Microsoft by such Selling Shareholder or such underwriter.

  In addition, Microsoft maintains directors' and officers' liability insurance under which Microsoft's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Item 16. List of Exhibits.

  The Exhibits to this registration statement are listed in the Index to Exhibits on page II-5.

Item 17. Undertakings.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Microsoft pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) For purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 [Remainder of Page Intentionally Left Blank]

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington on July 7, 2000.

                                          MICROSOFT CORPORATION

                                                 /s/ Steven A. Ballmer
                                          By: _________________________________
                                                     Steven A. Ballmer
                                                Chief Executive Officer and
                                                          Director
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven A. Ballmer, his attorney-in-fact, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

      /s/ Steven A. Ballmer            Chief Executive Officer,      July 7, 2000
______________________________________  Director (Principal
          Steven A. Ballmer             Executive Officer)

     /s/ William H. Gates III          Chairman, Chief Software      July 7, 2000
______________________________________  Architect, Director
         William H. Gates III

         /s/ John Conners              Vice President, Finance,      July 7, 2000
______________________________________  Chief Financial Officer
             John Conners               (Principal Financial and
                                        Accounting Officer

        /s/ Paul G. Allen              Director                      July 7, 2000
______________________________________
            Paul G. Allen

     /s/ Richard A. Hackborn           Director                      July 7, 2000
______________________________________
         Richard A. Hackborn

      /s/ David F. Marquardt           Director                      July 7, 2000
______________________________________
          David F. Marquardt

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Ann McLaughlin              Director                      July 7, 2000
______________________________________
            Ann McLaughlin

    /s/ William G. Reed, Jr.           Director                      July 7, 2000
______________________________________
         William G. Reed, Jr.

       /s/ Jon A. Shirley              Director                      July 7, 2000
______________________________________
            Jon A. Shirley

                               INDEX TO EXHIBITS

 Exhibit
 No.                       Description                        Location
 -------                   -----------                        --------
  5      Opinion of Counsel re: legality                   See attached.

 23.1    Consent of Deloitte & Touche LLP as Independent
         Auditors                                          See attached.

 23.2    Consent of Preston Gates & Ellis LLP              See footnote(1)

 24      Power of Attorney                                 See page II-3

--------
(1) Contained within Exhibit 5.